Sub-Item 77D: Policies with Respect to Security Investments

The Goldman Sachs Multi-Manager Alternatives Fund
(the Fund) made certain modifications to the Funds investment policies. These changes are described in the supplement to the Funds Prospectus,
Summary Prospectus and Statement of Additional Information, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on July 14,
2016 (Accession No. 0001193125-16-648030),
which is incorporated herein by reference.